The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov(http://www.sec.gov/). Alternatively, the Depositor, any underwriters or any dealers participating in this offering will arrange to send you the prospectus at no charge if you request it by calling 1-800-503-4611.

Commission File No. 333-129704-02

Free Writing Prospectus dated September 12, 2006

Popular ABS Mortgage Pass-Through Trust
2006-D
Issuing Entity

$352,146,000
(Approximate, Subject to a +/- 5% Variance)

Marketing Materials

Popular ABS, Inc.
Depositor

Equity One, Inc.
Servicer and Sponsor

Popular Mortgage Servicing, Inc.
Subservicer

DEUTSCHE BANK SECURITIES	RBS GREENWICH CAPITAL
Co-Lead Underwriters

The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, the Depositor, any underwriters or any dealers participating in this offering will arrange to send you the prospectus at no charge if you request it by calling toll-free 1-800-503-4611.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and is not an offer to sell or the solicitation of an offer to purchase these securities nor will there be any sale of these securities, in any jurisdiction where an offer, solicitation or sale is not permitted. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. In particular, you are advised that asset−backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determined that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determined that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS
Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1) that these materials contain confidential information; or
(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or
(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded. Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

FOR ADDITIONAL INFORMATION PLEASE CALL

Deutsche Bank Securities

Banking
Michael Ciuffo	212-250-7905
Randal Johnson	212-250-1245
Jerry Xie	212-250-1909

Trading
Brian Wiele	212-250-7730
Con Accibal	212-250-7730

Analytics
Tol Ho (modeling)	212-250-8560
Yiyun Tsai (collateral)	212-250-5312

Rating Agency Contacts

Standard & Poor’s
Keith W. Smith	212-438-1643
Jeremy Boardman	212-438-3789
Michael Wray	212-438-3126

Moody’s
Jason Shi	212-553-1709
Yvonne Zhang	212-553-4094

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2006-D	Page 4
Preliminary Marketing Materials	September 12, 2006

Popular ABS Mortgage Pass-Through Trust
Series 2006-D

Class(1)	Principal Balance ($)	WAL Call/Mat (4)	Payment Window (Mths) Call/Mat(4)	Expected Rating (S&P/Moody’s)	Interest Type	Principal Type
A-1	171,059,000	1.00/1.00	1 - 26/1 - 26	AAA/Aaa	Floating(2,3)	Senior Sequential
A-2	61,039,000	3.00/3.00	26 - 64/26 - 64	AAA/Aaa	Floating(2,3)	Senior Sequential
A-3	32,863,000	7.18/8.70	64 - 96/64 - 223	AAA/Aaa	Floating(2,3)	Senior Sequential
M-1	42,084,000	5.41/6.04	42 - 96/42 - 201	AA/Aa2	Floating(2,3)	Subordinate
M-2	23,401,000	5.29/5.88	39 - 96/39 - 181	A/A1	Floating(2,3)	Subordinate
M-3	6,227,000	5.27/5.82	39 - 96/39 - 164	A-/A2	Floating(2,3)	Subordinate
M-4	6,227,000	5.26/5.79	38 - 96/38 - 158	BBB+/A3	Floating(2,3)	Subordinate
M-5	3,774,000	5.25/5.75	38 - 96/38 - 151	BBB/A3	Floating(2,3)	Subordinate
M-6	5,472,000	5.25/5.71	38 - 96/38 - 146	BBB-/Baa1	Floating(2,3)	Subordinate
B-1	6,227,000	Not Publicly Offered		BB+/Baa3	Floating(2,3)	Subordinate
B-2	5,284,000	Not Publicly Offered		BB/Ba1	Floating(2,3)	Subordinate
B-3	9,058,000	Not Publicly Offered		B+/Ba3	Floating(2,3)	Subordinate
Total:	$372,715,000

(1)
The Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates are backed by cash flows from the Mortgage Loans (as defined herein). The principal balance of each Class of Offered Certificates (as defined herein), in addition to the aggregate principal balance of all Offered Certificates (as defined herein), is subject to a +/- 5% variance.

(2)
The Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates are priced to call. The margin on the Class A-1, Class A-2 and Class A-3 Certificates will be multiplied by 2 and the margin on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates will be multiplied by 1.5 on any Distribution Date (as defined herein) after the Optional Termination (as defined herein) may be first exercised.

(3)	See “Net WAC Cap” herein.
(4)	See “Pricing Prepayment Speed” herein.

Depositor:	Popular ABS, Inc.

Servicer:	Equity One, Inc. (“Equity One”), an indirect subsidiary of Popular, Inc.

Subservicer:	Popular Mortgage Servicing, Inc.

Lead Underwriters:	Deutsche Bank Securities Inc. (“Deutsche Bank Securities”) and Greenwich Capital Markets, Inc. (“RBS Greenwich Capital”).

Trustee/Custodian:	JPMorgan Chase Bank, N.A.

Swap Counterparty:	[TBD].

Cap Counterparty:	[TBD].

Offered Certificates:
The Class A-1, Class A-2, and Class A-3 Certificates are collectively referred to herein as the “Senior Certificates”, “Class A” or “Class A Certificates.” The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates are collectively referred to herein as the “Offered Subordinate Certificates.” The Class B-1, Class B-2 and Class B-3 Certificates are collectively referred to herein as the “Non-Offered Subordinate Certificates.” The Offered Subordinate Certificates and the Non-Offered Subordinate Certificates are together referred to herein as the “Subordinate Certificates.” The Senior Certificates and Offered Subordinate Certificates are collectively referred to herein as the “Offered Certificates.” The Class B-1, Class B-2 and Class B-3 Certificates will not be offered publicly.

Federal Tax Status:	It is anticipated that the Offered Certificates generally will represent ownership of REMIC regular interests for tax purposes.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2006-D	Page 5
Preliminary Marketing Materials	September 12, 2006

Registration:	The Offered Certificates will be available in book-entry form through DTC and only upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	September 1, 2006.

Expected Pricing Date:	The week of September 11, 2006

Expected Closing Date:	On or about September 28, 2006.

Expected Settlement Date:	On or about September 28, 2006.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day) commencing in October 2006.

Final Scheduled Distribution Date:	The Distribution Date in October 2036.

Interest Accrual Period:
The interest accrual period for each Distribution Date with respect to the Offered Certificates and Non-Offered Subordinate Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:
The Offered Certificates may be eligible for acquisition by persons investing assets of employee benefit plans or other retirement arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (“Plans”) provided the acquisition and holding of such Offered Certificates are eligible for the exemptive relief available under the statutory exemption or one of the class exemptions described in the prospectus supplement under “ERISA Considerations.”

SMMEA Eligibility:	The Offered Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

Servicing Fee:	With respect to each Distribution Date, the Servicer will be entitled to 1/12 of 0.50% of the aggregate principal balance of the Mortgage Loans.

Trustee Fee:	With respect to each Distribution Date, the Trustee will be entitled 1/12 of 0.02% of the aggregate principal balance of the Mortgage Loans.

Optional Termination:
The terms of the transaction allow for a clean-up call of the Mortgage Loans and the retirement of the Offered Certificates (the “Clean-up Call”), which may be exercised once the aggregate principal balance of the Mortgage Loans is less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Pricing Prepayment Speed:	The Offered Certificates will be priced based on the following collateral prepayment assumptions: FRM Loans: 100% PPC (100% PPC: 20.00% HEP) ARM Loans: 100% PPC (100% PPC: 28.00% CPR)

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2006-D	Page 6
Preliminary Marketing Materials	September 12, 2006

Mortgage Loans:
As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans was approximately $377,437,703.65, of which: (i) approximately $112,491,184.93 consisted of fixed-rate, first lien mortgage loans (the “Fixed Rate Mortgage Loans”) and (ii) approximately $264,946,518.72 consisted of adjustable-rate, first lien mortgage loans (the “Adjustable Rate Mortgage Loans”). The Fixed Rate Mortgage Loans and the Adjustable Rate Mortgage Loans are collectively referred herein as the “Mortgage Loans”. See the attached collateral descriptions for additional information on the Mortgage Loans.

It is anticipated that on the Closing Date, the characteristics of the Mortgage Loans as of the Cut-Off Date will be substantially similar to the characteristics of the Mortgage Loans as described and shown herein. The aggregate principal balance of the Mortgage Loans is expected to be subject to an increase or decrease of up to 5%.

Pass-Through Rate:	The “Pass-Through Rate” on each class of Offered Certificates and Non-Offered Subordinate Certificates will be equal to the lesser of (i) the related Formula Rate and (ii) the Net WAC Cap.

Formula Rate:	The “Formula Rate” for each class of Offered Certificates and Non-Offered Subordinate Certificates will be equal to the lesser of (i) One Month LIBOR plus the margin for such class and (ii) 14.00%.

Adjusted Net Mortgage Rate:
The “Adjusted Net Mortgage Rate” for each Mortgage Loan is equal to the loan rate less the sum of (i) the Servicing Fee rate, (ii) the Trustee Fee rate and (iii) on any Distribution Date on and after the Distribution Date in October 2016 (the 121st Distribution Date), if the aggregate principal balance of the Mortgage Loans having 40-year original terms to maturity is greater than the aggregate principal balance set forth in the Final Maturity Reserve Fund Schedule for that Distribution Date, the Final Maturity Reserve Fund Addition Rate.

Net WAC Cap:
The “Net WAC Cap” with respect to each Distribution Date is an annual rate equal to the product of (1) the excess, if any, of (a) the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans as of the first day of the related due period over (b) the percentage equivalent of the quotient of (i) the product of (A) any Net Swap Payment and Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Counterparty Trigger Event) owed to the Swap Counterparty for that Distribution Date multiplied by (B) 12, divided by (ii) the aggregate principal balance of the Mortgage Loans as of the first day of the related due period, and (2) the quotient of 30 divided by the actual number of days in the Interest Accrual Period.

Net WAC Cap Carryover Amount:
If on any Distribution Date the Pass-Through Rate for a class of the Offered Certificates or the Non-Offered Subordinate Certificates is limited by the related Net WAC Cap, the “Net WAC Cap Carryover Amount” for such class is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on the Formula Rate over (b) the amount of interest actually accrued on such class based on the related Net WAC Cap and (ii) the unpaid portion of any related Net WAC Cap Carryover Amount from the prior Distribution Date together with accrued interest thereon at the related Formula Rate. Any Net WAC Cap Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Credit Enhancement:	Consists of the following: 1. Excess Cashflow; 2. Overcollateralization Amount; 3. Subordination; 4. Swap Agreement; and 5. Cap Agreement.

Excess Cashflow:	The “Excess Cashflow” for any Distribution Date will be equal to the available funds remaining after priorities (1) and (2) under the “Priority of Payments”.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2006-D	Page 7
Preliminary Marketing Materials	September 12, 2006

Overcollateralization Amount:
The “Overcollateralization Amount” (or “O/C”) is equal to the excess of (i) the aggregate principal balance of the Mortgage Loans over (ii) the aggregate principal balance of the Offered Certificates and Non-Offered Subordinate Certificates. On the Closing Date, the Overcollateralization Amount will be equal to approximately 1.25% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On each Distribution Date, Excess Cashflow, amounts deposited in the Swap Account and amounts deposited in the Cap Account, if any, will be used to maintain O/C at the Targeted Overcollateralization Amount.

Targeted Overcollateralization Amount:
Prior to the Stepdown Date, the “Targeted Overcollateralization Amount” is equal to the sum of (a) approximately 1.25% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and (b) the Aggregate Class B Early Distribution Amount.

On or after the Stepdown Date, the Targeted Overcollateralization Amount is the lesser of (a) the amount described in the preceding paragraph and (b) the greater of (i) the excess of (x) approximately 13.40% of the aggregate principal balance of the Mortgage Loans as of the last day of the related due period over (y) the excess of (I) the aggregate principal balance of the Class B-1, Class B-2 and Class B-3 Certificates as of the Closing Date over (II) the aggregate of distributions made in respect of principal to the Class B-1, Class B-2 and Class B-3 Certificates on all prior Distribution Dates and (ii) approximately 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. However, if a Trigger Event has occurred on the related Distribution Date, the Targeted Overcollateralization Amount shall be equal to the Targeted Overcollateralization Amount for the previous Distribution Date (after taking into account any distributions of principal made with respect to the Class B-1, Class B-2 and Class B-3 Certificates pursuant to clauses (5) and (6) of “Priority of Payments” on the prior Distribution Date).

Overcollateralization Deficiency Amount
The “Overcollateralization Deficiency Amount” on any Distribution Date is the excess, if any, of (1) the Targeted Overcollateralization Amount for that Distribution Date over (2) the Overcollateralization Amount for that Distribution Date, calculated for this purpose after taking into account the balance reduction on that Distribution Date of the aggregate principal balances of the Offered Certificates and Non-Offered Subordinate Certificates resulting from the payment of principal pursuant to clause (2) under the “Priority of Payments” but prior to taking into account any applied Realized Losses on that Distribution Date.

Overcollateralization Release Amount:
The “Overcollateralization Release Amount” on any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, is the lesser of (1) the principal remittance amount for that Distribution Date and (2) the excess, if any, of (a) the Overcollateralization Amount for that Distribution Date, assuming that 100% of the principal remittance amount is applied as a principal payment on the Certificates on that Distribution Date, over (b) the Targeted Overcollateralization Amount for that Distribution Date. With respect to any Distribution Date before the Stepdown Date or on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

Remaining Overcollateralization Release Amount:
The “Remaining Overcollateralization Release Amount” on any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect is the lesser of (a) the Excess Cashflow remaining after the distributions set forth in clauses (3) and (4) of the “Priority of Payments” and (b) the Overcollateralization Release Amount. With respect to any Distribution Date before the Stepdown Date or on which a Trigger Event is in effect, the Remaining Overcollateralization Release Amount will be zero.

Remaining Excess Interest:
The “Remaining Excess Interest” on any Distribution Date is the excess, if any, of (a) the Excess Cashflow remaining after the distributions set forth in clauses (3) and (4) of the “Priority of Payments” over (b) the Remaining Overcollateralization Release Amount.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2006-D	Page 8
Preliminary Marketing Materials	September 12, 2006

Stepdown Date:
The earlier to occur of
1.     the Distribution Date on which the aggregate principal balance of the Class A Certificates has been reduced to zero; and

2.     the later to occur of
a.     the Distribution Date occurring in October 2009; and
b.     the first Distribution Date on which the Senior Enhancement Percentage  is greater than or equal to 59.60%.

Aggregate Class B Early Distribution Amount:
As of any Distribution Date, the aggregate sum of all amounts paid to the Class B-1, Class B-2 and Class B-3 Certificates on prior Distribution Dates from Remaining Overcollateralization Amount and Remaining Excess Interest pursuant to clauses (5) and (6) of “Priority of Payments”.

Senior Enhancement Percentage:
The “Senior Enhancement Percentage” for a Distribution Date is equal to (a) the sum of (i) the aggregate principal balance of the Subordinate Certificates and (ii) the Overcollateralization Amount, in each case before taking into account any payments of principal to the Certificates on that Distribution Date divided by (b) the aggregate principal balance of the Mortgage Loans as of the last day of the due period.

Expected Credit Support	Initial Credit Support On Closing Date			Expected Credit Support On or After Stepdown Date
Percentages:	Class	Ratings (S/M)	Percent	Class	Ratings (S/M)	Percent
	Class A	AAA/Aaa	29.80%	Class A	AAA/Aaa	59.60%
	Class M-1	AA/Aa2	18.65%	Class M-1	AA/Aa2	37.30%
	Class M-2	A/A1	12.45%	Class M-2	A/A1	24.90%
	Class M-3	A-/A2	10.80%	Class M-3	A-/A2	21.60%
	Class M-4	BBB+/A3	9.15%	Class M-4	BBB+/A3	18.30%
	Class M-5	BBB/A3	8.15%	Class M-5	BBB/A3	16.30%
	Class M-6	BBB-/Baa1	6.70%	Class M-6	BBB-/Baa1	13.40%
	Class B-1	BB+/Baa3	5.05%	Class B-1	BB+/Baa3	10.10%
	Class B-2	BB/Ba1	3.65%	Class B-2	BB/Ba1	7.30%
	Class B-3	B+/Ba3	1.25%	Class B-3	B+/Ba3	2.50%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2006-D	Page 9
Preliminary Marketing Materials	September 12, 2006

Trigger Event:
A “Trigger Event” is in effect on a Distribution Date if (1) the six-month rolling average 60+ day delinquency percentage equals or exceeds 26.85% of the current Senior Enhancement Percentage or (2) the aggregate amount of Realized Losses incurred from the Cut-off Date through the last day of the related due period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to that Distribution Date:

Distribution Date Occurring In	Percentage
October 2008 - September 2009
1.20% (or 1.85% if the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for the first month plus an additional 1/12th of 1.55% (or 1/12th of 2.30% if the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for each month thereafter;

October 2009 - September 2010
2.75% (or 4.15% if the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for the first month plus an additional 1/12th of 1.60% (or 1/12th of 2.50% if the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for each month thereafter;

October 2010 - September 2011
4.35% (or 6.65% if the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for the first month plus an additional 1/12th of 1.30% (or 1/12th of 1.95% if the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for each month thereafter;

October 2011 - September 2012
5.65% (or 8.60% if the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for the first month plus an additional 1/12th of 0.75% (or 1/12th of 1.15% if the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for each month thereafter;

October 2012 - September 2013
6.40% (or 9.75% if the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for the first month plus an additional 1/12th of 0.05% (or 1/12th of 0.05% if the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for each month thereafter;

October 2013 and thereafter
6.45% (or 9.80% if the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses).

Realized Losses:
If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance of such Mortgage Loan. The amount of such difference is “Realized Losses.” Realized Losses on the Mortgage Loans will, in effect, be absorbed first by any Excess Cashflow, second by any amounts distributed to certificateholders from the Swap Account, third by any amounts distributed to certificateholders from the Cap Account and fourth by the reduction of the Overcollateralization Amount. Following the reduction of the Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class B-3 Certificates, then to the Class B-2 Certificates, then to the Class B-1 Certificates, then to the Class M-6 Certificates, then to the Class M-5 Certificates, then to the Class M-4 Certificates, then to the Class M-3 Certificates, then to the Class M-2 Certificates and then to the Class M-1 Certificates. Realized Losses will not be allocated to any of the Class A Certificates.

Priority of Payments:
Available funds from the Mortgage Loans will be distributed as follows:

1)    Interest funds, as follows: first, trustee fees, servicing fees, certain indemnities and other reimbursable amounts and any Final Maturity Reserve Fund Additions, second, to the Swap Account in an amount equal to any monthly payment owed to the Swap Counterparty (not including any Swap Termination Payments due to a Swap Counterparty’s Default), if any, third, monthly and unpaid interest to the Senior Certificates pro rata, fourth, monthly interest to the Class M-1 Certificates, fifth, monthly interest to the Class M-2 Certificates, sixth, monthly interest to the Class M-3 Certificates, seventh, monthly interest to the Class M-4 Certificates, eighth, monthly interest to the Class M-5 Certificates, ninth, monthly interest to the Class M-6 Certificates, tenth, monthly interest to the Class B-1 Certificates, eleventh, monthly interest to the Class B-2 Certificates and twelfth, monthly interest to the Class B-3 Certificates.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2006-D	Page 10
Preliminary Marketing Materials	September 12, 2006

2)    Principal funds, as follows: monthly principal to the Senior Certificates as described under “Principal Paydown”, then monthly principal to the Class M-1 Certificates as described under “Principal Paydown”, then monthly principal to the Class M-2 Certificates as described under “Principal Paydown”, then monthly principal to the Class M-3 Certificates as described under “Principal Paydown”, then monthly principal to the Class M-4 Certificates as described under “Principal Paydown”, then monthly principal to the Class M-5 Certificates as described under “Principal Paydown”, then monthly principal to the Class M-6 Certificates as described under “Principal Paydown”, then monthly principal to the Class B-1 Certificates as described under “Principal Paydown”, then monthly principal to the Class B-2 Certificates as described under “Principal Paydown” and lastly, monthly principal to the Class B-3 Certificates as described under “Principal Paydown.”

3)    Excess Cashflow in the following order:

a)    any remaining unpaid interest to the Senior Certificates pro rata.
b)    to the extent necessary to cause the O/C to equal the Targeted Overcollaterization Amount, as principal to the Offered Certificates and Non-Offered Subordinate Certificates as described under “Principal Paydown”.
c)    any previously unpaid interest to the Class M-1 Certificates.
d)    any unpaid applied Realized Loss amount to the Class M-1 Certificates.
e)    any previously unpaid interest to the Class M-2 Certificates.
f)    any unpaid applied Realized Loss amount to the Class M-2 Certificates.
g)    any previously unpaid interest to the Class M-3 Certificates.
h)    any unpaid applied Realized Loss amount to the Class M-3 Certificates.
i)     any previously unpaid interest to the Class M-4 Certificates.
j)     any unpaid applied Realized Loss amount to the Class M-4 Certificates.
k)    any previously unpaid interest to the Class M-5 Certificates.
l)     any unpaid applied Realized Loss amount to the Class M-5 Certificates.
m)   any previously unpaid interest to the Class M-6 Certificates.
n)    any unpaid applied Realized Loss amount to the Class M-6 Certificates.
o)    any previously unpaid interest to the Class B-1 Certificates.
p)    any unpaid applied Realized Loss amount to the Class B-1 Certificates.
q)    any previously unpaid interest to the Class B-2 Certificates.
r)     any unpaid applied Realized Loss amount to the Class B-2 Certificates.
s)    any previously unpaid interest to the Class B-3 Certificates.
t)     any unpaid applied Realized Loss amount to the Class B-3 Certificates.

4)    Any remaining Excess Cashflow to pay any unpaid Net WAC Cap Carryover Amount payable to the Offered Certificates and Non-Offered Subordinate Certificates, pro rata, based upon the related unpaid Net WAC Cap Carryover Amount (before taking into account payments from the Swap Account and the Cap Account).

5)    Any remaining Excess Cashflow to pay the Remaining Overcollateralization Release Amount sequentially to the Class B-3 Certificates as principal until its principal balance has been reduced to zero, to the Class B-2 Certificates as principal until its principal balance has been reduced to zero and to the Class B-1 Certificates as principal until its principal balance has been reduced to zero.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2006-D	Page 11
Preliminary Marketing Materials	September 12, 2006

6)    Any remaining Excess Cashflow to pay the Remaining Excess Interest sequentially to the Class B-3 Certificates as principal until its principal balance has been reduced to zero, to the Class B-2 Certificates as principal until its principal balance has been reduced to zero and to the Class B-1 Certificates as principal until its principal balance has been reduced to zero.

7)    To the Swap Counterparty, any Swap Termination Payments due to a swap counterparty default.

8)    Any remaining Excess Cashflow to the non-offered certificates (other than the Class B-1, Class B-2 and Class B-3 Certificates) as described in the pooling agreement.

Principal Paydown:
1)    Prior to the Stepdown Date or if a Trigger Event is in effect, principal will be paid sequentially in numerical order, to the Senior Certificates; provided, however, that if the sum of (1) the aggregate of the class certificate balances of the Subordinate Certificates and (2) the Overcollateralization Amount is reduced to zero, the Senior Certificates will be paid pro rata. After the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority: i) the Class M-1 Certificates, ii) the Class M-2 Certificates, iii) the Class M-3 Certificates, iv) the Class M-4 Certificates, v) the Class M-5 Certificates, vi) the Class M-6 Certificates, vii) the Class B-1 Certificates, viii) the Class B-2 Certificates and then ix) the Class B-3 Certificates, in each case until the respective class certificate balances thereof have been reduced to zero.

2)    On or after the Stepdown Date and if a Trigger Event is not in effect, all of the Offered Certificates and the Non-Offered Subordinate Certificates will be entitled to receive payments of principal in the following order of priority: first to the Senior Certificates sequentially in numerical order, such that the Senior Certificates will have at least 59.60% credit enhancement; provided, however, that if the sum of (1) the aggregate of the class certificate balances of the Subordinate Certificates and (2) the Overcollateralization Amount is reduced to zero, the Senior Certificates will be paid pro rata, second to the Class M-1 Certificates such that the Class M-1 Certificates will have at least 37.30% credit enhancement, third to the Class M-2 Certificates such that the Class M-2 Certificates will have at least 24.90% credit enhancement, fourth to the Class M-3 Certificates such that the Class M-3 Certificates will have at least 21.60% credit enhancement, fifth to the Class M-4 Certificates such that the Class M-4 Certificates will have at least 18.30% credit enhancement, sixth to the Class M-5 Certificates such that the Class M-5 Certificates will have at least 16.30% credit enhancement, seventh to the Class M-6 Certificates such that the Class M-6 Certificates will have at least 13.40% credit enhancement, eighth to the Class B-1 Certificates such that the Class B-1 Certificates will have at least 10.10% credit enhancement, ninth to the Class B-2 Certificates such that the Class B-2 Certificates will have at least 7.30% credit enhancement and tenth, to the Class B-3 Certificates such that the Class B-3 Certificates will have at least 2.50% credit enhancement (subject, in each case, to any overcollateralization floors).

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2006-D	Page 12
Preliminary Marketing Materials	September 12, 2006

Swap Account
Funds on deposit in the Swap Account will include:
1)    the net swap payments owed to the Swap Counterparty for such Distribution Date,
2)    any net swap payments received from the Swap Counterparty for such Distribution Date, and
3)    any Swap Termination Payments.

On each Distribution Date, following the distribution of Excess Cashflow, payments shall be distributed from the Swap Account as follows:
(i)    to the Swap Counterparty, any Net Swap Payment owed to the Swap Counterparty pursuant to the Swap Agreement for such Distribution Date;
(ii)   to the Swap Counterparty, any Swap Termination Payment owed to the Swap Counterparty not due to a Swap Counterparty trigger event pursuant to the Swap Agreement;
(iii)  to the Class A Certificates, pro-rata, and then sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, any monthly interest to the extent remaining unpaid after giving effect to payments to be made pursuant to clause (3) of the “Priority of Payments”;
(iv)  as principal to the Offered Certificates and Non-Offered Subordinate Certificates, any Overcollateralization Deficiency Amount to the extent remaining unpaid after giving effect to payments to be made pursuant to clause (3)(b) of the “Priority of Payments” to be distributed as described under “Principal Paydown”; provided, however, that the amount paid pursuant to this priority on any Distribution Date cannot exceed the excess of (a) the sum of the Realized Losses for such Distribution Date and Realized Losses for all prior Distribution Dates (other than Realized Losses applied in reduction of the principal balance of one or more classes of Subordinate Certificates) over (b) the sum of all payments made under this priority on all prior Distribution Dates;
(v)   to the Offered Certificates and Non-Offered Subordinate Certificates, pro rata, any unpaid Net WAC Cap Carryover Amount to the extent remaining unpaid after giving effect to payments to be made pursuant to clause (4) of the “Priority of Payments”;
(vi)  sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, to pay any unpaid applied Realized Loss amounts to such class to the extent remaining unpaid after giving effect to payments to be made pursuant to clause (3) of the “Priority of Payments”; and
(vii) any remaining amounts in the Swap Account to the non-offered certificates (other than the Class B-1, Class B-2 and Class B-3 Certificates) as described in the pooling agreement.

Cap Account:
On each Distribution Date, following the distribution of Excess Cashflow and distributions from the Swap Account, payments shall be distributed from the Cap Account as follows:

(i)    to the Class A Certificates, pro-rata, and then sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, any monthly interest to the extent remaining unpaid after giving effect to payments to be made pursuant to clause (3) of the “Priority of Payments” and payments from the Swap Account as described above;
(ii)   as principal to the Offered Certificates and Non-Offered Subordinate Certificates, any Overcollateralization Deficiency Amount to the extent remaining unpaid after giving effect to payments to be made pursuant to clause (3)(b) of the “Priority of Payments” to be distributed as described under “Principal Paydown” and payments from the Swap Account as described above; provided, however, that the amount paid pursuant to this priority on any Distribution Date cannot exceed the excess of (a) the sum of the Realized Losses for such Distribution Date and Realized Losses for all prior Distribution Dates (other than Realized Losses applied in reduction of the principal balance of one or more classes of Subordinate Certificates) over (b) the sum of all payments made under this priority and under priority (iv) of “Swap Account” on all prior Distribution Dates;
(iii)  to the Offered Certificates and Non-Offered Subordinate Certificates, pro rata, any unpaid Net WAC Cap Carryover Amount to the extent remaining unpaid after giving effect to payments to be made pursuant to clause (4) of the “Priority of Payments” and payments from the Swap Account as described above;

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2006-D	Page 13
Preliminary Marketing Materials	September 12, 2006

(iv)  sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, to pay any unpaid applied Realized Loss amounts to such class to the extent remaining unpaid after giving effect to payments to be made pursuant to clause (3) of the “Priority of Payments” and payments from the Swap Account as described above; and
(v)  any remaining amounts in the Cap Account to the non-offered certificates (other than the Class B-1, Class B-2 and Class B-3 Certificates) as described in the pooling agreement.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2006-D	Page 14
Preliminary Marketing Materials	September 12, 2006

Final Maturity Reserve Fund:	On each Distribution Date on and after the Distribution Date in October 2016 (the 121st Distribution Date), if the aggregate principal balance of the Mortgage Loans having 40-year original terms to maturity at the end of the related due period is greater than the aggregate principal balance set forth in the table below (the “Final Maturity Reserve Fund Schedule”), for that Distribution Date, a portion of the interest funds equal to 1/12 of 0.80% (the “Final Maturity Reserve Fund Addition Rate”) of the total principal balance of the 40-year Mortgage Loans before giving effect to any principal payment, to the extent available after payment of certain fees and expenses of the Issuing Entity but before payment of interest on the Offered Certificates and Non-Offered Certificates (the “Final Maturity Reserve Fund Additions”), will be deposited in the Final Maturity Reserve Fund maintained by the Trustee. On the earlier of (i) the Final Scheduled Distribution Date and (ii) the termination of the issuing entity, any amounts on deposit in the Final Maturity Reserve Fund will be applied as payment of principal or interest with respect to the Offered Certificates and Non-Offered Certificates.

Period	Notional Balance ($)	Period	Notional Balance ($)	Period	Notional Balance ($)	Period	Notional Balance ($)
121	33,777,247.65	181	14,557,052.87	241	6,131,604.19	301	2,469,810.54
122	33,310,773.89	182	14,352,048.80	242	6,042,110.33	302	2,431,201.26
123	32,850,631.35	183	14,149,844.11	243	5,953,851.43	303	2,393,134.73
124	32,396,734.57	184	13,950,400.92	244	5,866,810.73	304	2,355,603.54
125	31,948,999.25	185	13,753,681.89	245	5,780,971.70	305	2,318,600.38
126	31,507,342.22	186	13,559,650.17	246	5,696,318.03	306	2,282,118.03
127	31,071,681.46	187	13,368,269.40	247	5,612,833.62	307	2,246,149.39
128	30,641,936.01	188	13,179,503.73	248	5,530,502.60	308	2,210,687.44
129	30,218,026.03	189	12,993,317.77	249	5,449,309.31	309	2,175,725.25
130	29,799,872.74	190	12,809,676.64	250	5,369,238.30	310	2,141,256.00
131	29,387,398.44	191	12,628,545.88	251	5,290,274.32	311	2,107,272.94
132	28,980,526.45	192	12,449,891.55	252	5,212,402.35	312	2,073,769.44
133	28,579,181.15	193	12,273,680.13	253	5,135,607.55	313	2,040,738.93
134	28,183,287.92	194	12,099,878.56	254	5,059,875.28	314	2,008,174.96
135	27,792,773.15	195	11,928,454.24	255	4,985,191.12	315	1,976,071.14
136	27,407,564.24	196	11,759,374.99	256	4,911,540.83	316	1,944,421.17
137	27,027,589.53	197	11,592,609.08	257	4,838,910.36	317	1,913,218.86
138	26,652,778.35	198	11,428,125.19	258	4,767,285.85	318	1,882,458.07
139	26,283,060.99	199	11,265,892.45	259	4,696,653.62	319	1,852,132.77
140	25,918,368.66	200	11,105,880.38	260	4,627,000.21	320	1,822,236.99
141	25,558,633.52	201	10,948,058.91	261	4,558,312.30	321	1,792,764.86
142	25,203,788.60	202	10,792,398.41	262	4,490,576.76	322	1,763,710.58
143	24,853,767.89	203	10,638,869.60	263	4,423,780.66	323	1,735,068.44
144	24,508,506.23	204	10,487,443.64	264	4,357,911.21	324	1,706,832.78
145	24,167,939.35	205	10,338,092.04	265	4,292,955.82	325	1,678,998.03
146	23,832,003.83	206	10,190,786.73	266	4,228,902.07	326	1,651,558.72
147	23,500,637.13	207	10,045,500.00	267	4,165,737.69	327	1,624,509.41
148	23,173,777.54	208	9,902,204.51	268	4,103,450.58	328	1,597,844.78
149	22,851,364.20	209	9,760,873.29	269	4,042,028.81	329	1,571,559.54
150	22,533,337.02	210	9,621,479.75	270	3,981,460.62	330	1,545,648.51
151	22,219,636.78	211	9,483,997.64	271	3,921,734.38	331	1,520,106.54
152	21,910,205.03	212	9,348,401.08	272	3,862,838.64	332	1,494,928.57
153	21,604,984.08	213	9,214,664.51	273	3,804,762.12	333	1,470,109.63
154	21,303,917.07	214	9,082,762.75	274	3,747,493.65	334	1,445,644.79
155	21,006,947.88	215	8,952,670.95	275	3,691,022.24	335	1,421,529.18
156	20,714,021.15	216	8,824,364.57	276	3,635,337.04	336	1,397,758.01
157	20,425,082.25	217	8,697,819.44	277	3,580,427.34	337	1,374,326.57
158	20,140,077.31	218	8,573,011.67	278	3,526,282.59	338	1,351,230.17
159	19,858,953.17	219	8,449,917.75	279	3,472,892.40	339	1,328,464.24
160	19,581,657.41	220	8,328,514.44	280	3,420,246.45	340	1,306,024.24
161	19,308,138.27	221	8,208,778.84	281	3,368,334.65	341	1,283,905.68
162	19,038,344.74	222	8,090,688.33	282	3,317,146.96	342	1,262,104.16
163	18,772,226.47	223	7,974,220.62	283	3,266,673.55	343	1,240,615.32
164	18,509,733.77	224	7,859,353.73	284	3,216,904.66	344	1,219,434.85
165	18,250,817.67	225	7,746,065.95	285	3,167,830.73	345	1,198,558.53
166	17,995,429.82	226	7,634,335.87	286	3,119,442.27	346	1,177,982.18
167	17,743,522.54	227	7,524,142.37	287	3,071,729.93	347	1,157,701.66
168	17,495,048.78	228	7,415,464.63	288	3,024,684.51	348	1,137,712.93
169	17,249,962.13	229	7,308,282.08	289	2,978,296.92	349	1,118,011.95
170	17,008,216.80	230	7,202,574.48	290	2,932,558.18	350	1,098,594.79
171	16,769,767.63	231	7,098,321.79	291	2,887,459.46	351	1,079,457.52
172	16,534,570.07	232	6,995,504.31	292	2,842,992.04	352	1,060,596.30
173	16,302,580.14	233	6,894,102.55	293	2,799,147.29	353	1,042,007.34
174	16,073,754.50	234	6,794,097.32	294	2,755,916.72	354	1,023,686.87
175	15,848,050.36	235	6,695,469.68	295	2,713,291.98	355	1,005,631.21
176	15,625,425.50	236	6,598,200.95	296	2,671,264.78	356	987,836.71
177	15,405,838.30	237	6,502,272.68	297	2,629,826.98	357	970,299.78
178	15,189,247.69	238	6,407,666.68	298	2,588,970.54	358	953,016.87
179	14,975,613.14	239	6,314,365.03	299	2,548,687.52	359	935,984.46
180	14,764,894.68	240	6,222,350.02	300	2,508,970.09	360	919,199.12

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2006-D	Page 15
Preliminary Marketing Materials	September 12, 2006

Swap Agreement:
On the Closing Date, the Trustee, on behalf of a trust separate from the Issuing Entity (the “External Trust”), will enter into the “Swap Agreement” with a notional amount equal to, on each Distribution Date, the “Adjusted Swap Notional Amount” which is the lesser of (a) the Swap Scheduled Maximum Notional Amount (as shown herein) and (b) the outstanding aggregate principal amount of the Senior Certificates and Subordinate Certificates. Under the Swap Agreement, the External Trust will be obligated to pay an amount equal to 5.336% per annum, on the Adjusted Swap Notional Amount (subject to a +/- 5% variance) as set forth in the Swap Agreement to the Swap Counterparty (on a 30/360 basis) and the External Trust will be entitled to receive an amount equal to one-month LIBOR on the Adjusted Swap Notional Amount as set forth in the Swap Agreement from the Swap Counterparty (on an actual/360 basis), until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”) on each Distribution Date. Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) pursuant to the Pooling Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling Agreement. Upon early termination of the Swap Agreement, the External Trust or the Swap Counterparty may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement and will generally be paid on the related Distribution Date and on any subsequent Distribution Date until paid in full. If a swap termination is paid, and if it is not used to get a successor Swap Counterparty, the net swap payment that would normally be paid to the External Trust will be distributed to a reserve account available for the same shortfalls the swap would cover through the waterfall above, until the expiration of the original swap term or a successor Swap Counterparty is assigned. In the event that the External Trust is required to make a Swap Termination Payment, only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Counterparty, payments generally will be paid prior to distributions to Certificateholders. The Swap Agreement will terminate after the Distribution Date in August 2011. The Swap Agreement and the Cap Agreement contain provisions that limit the combined notional balance of the Swap and the Cap for a Distribution Date to the outstanding aggregate principal amount of the Senior Certificates and the Subordinate Certificates for such Distribution Date.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2006-D	Page 16
Preliminary Marketing Materials	September 12, 2006

Swap Agreement (continued):	Period	Swap Scheduled Maximum Notional Amount ($) (1)	Swap Strike (%)	Period	Swap Scheduled Maximum Notional Amount ($) (1)	Swap Strike (%)
	1	372,715,000	5.336	48	64,105,969	5.336
	2	364,068,851	5.336	49	62,748,354	5.336
	3	355,617,976	5.336	50	61,419,949	5.336
	4	347,172,811	5.336	51	60,120,110	5.336
	5	338,734,383	5.336	52	58,848,205	5.336
	6	330,296,079	5.336	53	57,603,618	5.336
	7	321,847,016	5.336	54	56,385,749	5.336
	8	313,402,491	5.336	55	55,194,007	5.336
	9	304,951,331	5.336	56	54,027,818	5.336
	10	296,545,708	5.336	57	52,886,621	5.336
	11	288,343,374	5.336	58	51,769,866	5.336
	12	280,345,810	5.336	59	50,677,016	5.336
	13	272,545,250	5.336	60	N/A	N/A
	14	264,934,190	5.336
	15	257,512,582	5.336
	16	250,270,833	5.336
	17	243,208,975	5.336
	18	236,320,106	5.336
	19	229,595,322	5.336
	20	223,039,212	5.336
	21	216,640,968	5.336
	22	210,400,788	5.336
	23	204,310,454	5.336
	24	107,489,126	5.336
	25	105,189,960	5.336
	26	102,941,016	5.336
	27	100,741,165	5.336
	28	98,589,303	5.336
	29	96,484,353	5.336
	30	94,425,264	5.336
	31	92,411,006	5.336
	32	90,440,575	5.336
	33	88,512,991	5.336
	34	86,579,111	5.336
	35	84,735,681	5.336
	36	82,932,253	5.336
	37	81,167,933	5.336
	38	79,441,850	5.336
	39	77,753,153	5.336
	40	76,101,008	5.336
	41	74,484,602	5.336
	42	72,903,141	5.336
	43	71,355,849	5.336
	44	69,841,966	5.336
	45	68,360,753	5.336
	46	66,911,485	5.336
	47	65,493,454	5.336
(1) Subject to a +/- 5% variance.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2006-D	Page 17
Preliminary Marketing Materials	September 12, 2006

Cap Agreement:
On the Closing Date, the Trustee, on behalf of the External Trust, will enter into a Cap Agreement. Under the Cap Agreement, on each Distribution Date starting with the Distribution Date in September 2008 and ending with the Distribution Date in August 2013, the Cap Counterparty will be obligated to make monthly payments to the External Trust in an amount equal to the product of (a) the lesser of (i) the Cap Scheduled Maximum Notional Amount (as shown herein and subject to a +/- 5% variance) for that Distribution Date and (ii) the aggregate outstanding principal amount of the Senior Certificates and Subordinate Certificates less the Adjusted Swap Notional Amount for that Distribution Date and (b) the excess of (i) 1-Month LIBOR for such determination date over (ii) Cap Strike Rate for that Distribution Date, and (c) the actual number of days in the related interest rate cap accrual period divided by 360. Any payments received from the Cap Agreement will be deposited in the Cap Account and distributed as specified in the “Cap Account”. The expected Cap Strike Rate and Cap Scheduled Maximum Notional Amount for each payment are set forth in the table below. The Swap Agreement and the Cap Agreement contain provisions that limit the combined notional balance of the Swap and the Cap for a Distribution Date to the outstanding aggregate principal amount of the Senior Certificates and the Subordinate Certificates for such Distribution Date.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2006-D	Page 18
Preliminary Marketing Materials	September 12, 2006

Cap Agreement (continued):	Period	Cap Scheduled Maximum Notional Amount ($)(1)	Cap Strike (%)	Period	Cap Scheduled Maximum Notional Amount ($)(1)	Cap Strike (%)
	1	N/A	N/A	48	40,381,511	5.930
	2	N/A	N/A	49	39,226,876	5.929
	3	N/A	N/A	50	38,104,665	5.929
	4	N/A	N/A	51	37,013,978	5.930
	5	N/A	N/A	52	35,953,941	5.932
	6	N/A	N/A	53	34,923,703	5.935
	7	N/A	N/A	54	33,922,438	5.940
	8	N/A	N/A	55	32,949,341	5.946
	9	N/A	N/A	56	32,003,631	5.953
	10	N/A	N/A	57	31,084,547	5.962
	11	N/A	N/A	58	30,191,349	5.972
	12	N/A	N/A	59	29,323,318	5.982
	13	N/A	N/A	60	78,087,357	5.990
	14	N/A	N/A	61	76,222,918	5.998
	15	N/A	N/A	62	74,403,943	6.004
	16	N/A	N/A	63	72,629,229	6.009
	17	N/A	N/A	64	70,897,676	6.013
	18	N/A	N/A	65	69,208,212	6.016
	19	N/A	N/A	66	67,559,792	6.017
	20	N/A	N/A	67	65,951,751	6.016
	21	N/A	N/A	68	64,382,726	6.014
	22	N/A	N/A	69	62,851,748	6.010
	23	N/A	N/A	70	61,357,874	6.004
	24	90,816,270	5.777	71	59,900,184	6.000
	25	87,077,970	5.749	72	58,477,782	5.996
	26	83,419,033	5.724	73	57,089,798	5.993
	27	79,866,892	5.704	74	55,735,377	5.992
	28	76,390,107	5.688	75	54,413,692	5.991
	29	73,013,600	5.678	76	53,123,932	5.993
	30	69,720,083	5.674	77	51,865,310	5.995
	31	66,454,647	5.678	78	50,637,057	5.999
	32	63,305,102	5.689	79	49,438,425	6.005
	33	60,278,319	5.710	80	48,268,683	6.012
	34	57,994,719	5.738	81	47,127,119	6.021
	35	55,724,961	5.767	82	46,013,039	6.031
	36	53,516,866	5.795	83	44,925,768	6.041
	37	51,368,753	5.821	84	N/A	N/A
	38	53,094,835	5.846
	39	52,393,778	5.868
	40	50,902,438	5.888
	41	49,452,847	5.905
	42	48,043,848	5.919
	43	46,674,320	5.929
	44	45,343,168	5.935
	45	44,049,330	5.937
	46	42,791,774	5.934
	47	41,569,493	5.932
(1) Subject to a +/- 5% variance.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2006-D	Page 19
Preliminary Marketing Materials	September 12, 2006

Aggregate Mortgage Loan Statistics
As of September 1, 2006

		Minimum	Maximum
Scheduled Principal Balance	$377,437,704	$24,877	$902,282
Average Scheduled Principal Balance	$168,574
Number of Mortgage Loans	2,239

Weighted Average Gross Coupon	8.527%	5.880%	12.007%
Weighted Average FICO Score	608	500	850
Weighted Average Original CLTV	85.58%	14.72%	100.00%

Weighted Average Original Term	415 months	120 months	480 months
Weighted Average Stated Remaining Term	413 months	118 months	480 months
Weighted Average Seasoning	1 month	0 months	8 months

Weighted Average Gross Margin	6.494%	2.750%	6.550%
Weighted Average Minimum Interest Rate	8.530%	2.750%	12.005%
Weighted Average Maximum Interest Rate	14.524%	10.812%	18.005%
Weighted Average Initial Rate Cap	2.999%	2.000%	3.000%
Weighted Average Subsequent Rate Cap	1.498%	1.000%	1.500%
Weighted Average Months to Roll	31 months	19 months	61 months

Maturity Date		July 1, 2016	September 1, 2046
Maximum Zip Code Concentration	0.48%	08008

ARM	70.20%	First Lien	100.00%
Fixed Rate	29.80%
		AIV	14.64%
2/28 6 Mo LIBOR	25.60%	Full Doc	68.33%
2/28 6 Mo LIBOR 40/30 Balloon	2.85%	Lite Doc	0.45%
2/28 6 Mo LIBOR IO	0.57%	SI	16.58%
2/38 6 Mo LIBOR	26.08%
3/27 6 Mo LIBOR	0.03%
5/25 6 Mo LIBOR	1.31%
5/25 6 Mo LIBOR 40/30 Balloon	1.87%	Cash Out Refinance	74.93%
5/25 6 Mo LIBOR IO	0.09%	Purchase	14.34%
5/35 6 Mo LIBOR	11.79%	Rate/Term Refinance	10.73%
Balloon 15 Year	0.18%
Fixed 40/30 Balloon	1.20%	Condominium	3.37%
Fixed Rate 10 Year	0.07%	Duplex	3.46%
Fixed Rate 15 Year	0.55%	Quadruplex	0.56%
Fixed Rate 20 Year	0.75%	Row Home	0.75%
Fixed Rate 25 Year	0.07%	Single Family	89.74%
Fixed Rate 27 Year	0.06%	Townhouse	1.36%
Fixed Rate 30 Year	17.21%	Triplex	0.78%
Fixed Rate 30 Year IO	0.03%
Fixed Rate 40 Year	9.68%	Investor Non-owner	4.79%
		Primary	91.95%
Interest Only	0.70%	Second Home	3.27%
Not Interest Only	99.30%
		No Silent Second	96.13%
Prepay Penalty: N/A	41.89%	Silent Second	3.87%
Prepay Penalty: 12 months	3.79%
Prepay Penalty: 24 months	30.37%	Top 5 States:
Prepay Penalty: 30 months	0.75%	North Carolina	9.55%
Prepay Penalty: 36 months	23.21%	New Jersey	8.43%
		Florida	8.24%
		Pennsylvania	7.67%
		California	6.03%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2006-D	Page 20
Preliminary Marketing Materials	September 12, 2006

Cut-Off Date Principal Balances — Aggregate Mortgage Loans (1)

Cut-off Date Principal Balance ($)	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score
0.01 - 50,000.00	129	$5,055,314.38	1.34%	9.754%	343	74.33%	597
50,000.01 - 100,000.00	540	$41,373,173.24	10.96%	8.922%	383	82.56%	597
100,000.01 - 150,000.00	602	$74,561,723.39	19.75%	8.563%	403	84.70%	603
150,000.01 - 200,000.00	384	$67,034,459.32	17.76%	8.468%	406	84.65%	604
200,000.01 - 250,000.00	209	$46,878,697.52	12.42%	8.375%	411	85.13%	606
250,000.01 - 300,000.00	132	$35,908,864.49	9.51%	8.490%	431	87.92%	612
300,000.01 - 350,000.00	70	$22,791,562.99	6.04%	8.441%	430	86.71%	612
350,000.01 - 400,000.00	50	$18,578,614.45	4.92%	8.442%	438	88.88%	617
400,000.01 - 450,000.00	43	$18,229,366.22	4.83%	8.377%	446	89.42%	624
450,000.01 - 500,000.00	26	$12,310,514.12	3.26%	8.365%	437	88.91%	635
500,000.01 - 550,000.00	15	$7,900,101.16	2.09%	8.449%	430	84.15%	606
550,000.01 - 600,000.00	12	$6,832,291.74	1.81%	8.366%	437	91.97%	629
600,000.01 - 650,000.00	5	$3,148,395.08	0.83%	8.953%	431	94.96%	615
650,000.01 - 700,000.00	6	$4,028,964.07	1.07%	8.277%	380	83.75%	598
700,000.01 - 750,000.00	3	$2,223,648.77	0.59%	9.067%	399	85.66%	596
750,000.01 - 800,000.00	5	$3,833,046.34	1.02%	8.405%	455	92.15%	638
800,000.01 - 850,000.00	5	$4,081,137.08	1.08%	7.861%	455	86.65%	604
850,000.01 - 900,000.00	2	$1,765,547.56	0.47%	7.730%	479	60.00%	648
900,000.01 - 950,000.00	1	$902,281.73	0.24%	8.580%	479	95.00%	596
Total:	2,239	$377,437,703.65	100.00%	8.527%	413	85.58%	608
___________
(1) As of the Statistical Calculation Date, the average principal balance of the Loans was approximately $168,574.

Mortgage Rates — Aggregate Mortgage Loans (1)

Mortgage Rate (%)	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score
5.500 - 5.999	1	$149,870.99	0.04%	5.880%	358	75.00%	701
6.000 - 6.499	12	$3,356,607.23	0.89%	6.302%	386	72.87%	635
6.500 - 6.999	53	$12,023,909.36	3.19%	6.779%	395	76.95%	627
7.000 - 7.499	135	$27,614,862.85	7.32%	7.273%	426	80.26%	624
7.500 - 7.999	353	$69,843,019.84	18.50%	7.794%	420	81.67%	610
8.000 - 8.499	387	$66,650,461.64	17.66%	8.273%	425	86.27%	613
8.500 - 8.999	562	$96,717,752.66	25.62%	8.781%	416	87.83%	600
9.000 - 9.499	336	$51,514,486.86	13.65%	9.245%	412	88.98%	607
9.500 - 9.999	261	$35,854,181.04	9.50%	9.738%	389	88.53%	598
10.000 - 10.499	74	$7,700,097.81	2.04%	10.186%	379	85.89%	591
10.500 - 10.999	50	$4,941,962.36	1.31%	10.697%	369	90.16%	625
11.000 - 11.499	9	$709,467.53	0.19%	11.134%	348	83.08%	629
11.500 - 11.999	3	$184,864.13	0.05%	11.569%	358	76.92%	632
12.000 - 12.499	3	$176,159.35	0.05%	12.005%	359	88.63%	549
Total:	2,239	$377,437,703.65	100.00%	8.527%	413	85.58%	608
___________
(1) As of the Statistical Calculation Date, the weighted average mortgage rate of the Loans was approximately 8.527% per annum.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2006-D	Page 21
Preliminary Marketing Materials	September 12, 2006

FICO Scores — Aggregate Mortgage Loans (1)

FICO Score	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score
0 - 499	2	$220,000.00	0.06%	9.227%	360	80.00%	0
500 - 519	81	$12,666,258.74	3.36%	8.697%	403	78.41%	512
520 - 539	191	$26,852,237.11	7.11%	8.851%	403	81.98%	530
540 - 559	246	$35,820,008.24	9.49%	8.864%	408	81.56%	550
560 - 579	280	$41,009,284.78	10.87%	8.604%	409	81.90%	570
580 - 599	278	$46,487,956.15	12.32%	8.408%	410	82.49%	590
600 - 619	321	$60,377,278.05	16.00%	8.425%	425	85.67%	609
620 - 639	309	$55,499,447.88	14.70%	8.386%	420	89.65%	629
640 - 659	209	$40,751,399.54	10.80%	8.423%	412	89.85%	649
660 - 679	146	$26,527,636.66	7.03%	8.489%	412	91.31%	669
680 - 699	81	$16,312,516.69	4.32%	8.433%	420	90.08%	688
700+	95	$14,913,679.81	3.95%	8.525%	406	85.28%	737
Total:	2,239	$377,437,703.65	100.00%	8.527%	413	85.58%	608
___________
(1) As of the Statistical Calculation Date, the non-zero weighted average FICO score at the time of origination of the Loans was approximately 608.

Combined Loan-to-Value Ratios — Aggregate Mortgage Loans (1)

Combined Loan-to-Value (%)	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score
0.01- 49.99	57	$6,564,190.63	1.74%	8.380%	393	40.17%	595
50.00- 59.99	71	$8,638,070.93	2.29%	8.189%	364	55.48%	599
60.00- 69.99	111	$17,000,372.39	4.50%	7.884%	398	65.87%	582
70.00- 79.99	289	$46,479,860.57	12.31%	8.171%	406	75.14%	599
80.00	273	$40,437,254.38	10.71%	8.343%	403	80.00%	609
80.01- 84.99	144	$26,490,144.79	7.02%	8.306%	407	83.12%	587
85.00	148	$21,600,680.97	5.72%	8.582%	403	85.00%	591
85.01- 89.99	191	$36,481,674.43	9.67%	8.317%	420	87.84%	602
90.00	400	$62,958,420.74	16.68%	8.973%	416	90.00%	591
90.00- 94.99	128	$23,387,638.29	6.20%	8.371%	432	92.65%	606
95.00- 99.99	119	$27,094,782.31	7.18%	8.497%	439	96.10%	634
100.00	308	$60,304,613.22	15.98%	8.982%	422	100.00%	651
Total:	2,239	$377,437,703.65	100.00%	8.527%	413	85.58%	608
___________
(1) As of the Statistical Calculation Date, the weighted average Combined Loan-to-Value ratio at origination of the Loans was approximately 85.58%.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2006-D	Page 22
Preliminary Marketing Materials	September 12, 2006

Original Terms to Maturity — Aggregate Mortgage Loans (1)

Original Term to Maturity (Months)	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score
120	4	$260,780.32	0.07%	8.994%	119	63.08%	642
180	35	$2,770,971.87	0.73%	8.901%	179	71.38%	598
240	24	$2,825,587.88	0.75%	8.058%	239	74.08%	609
300	3	$270,290.53	0.07%	7.859%	298	80.23%	668
324	3	$231,408.57	0.06%	9.055%	323	79.87%	608
360	1,311	$191,485,643.07	50.73%	8.640%	359	84.39%	606
480	859	$179,593,021.41	47.58%	8.407%	479	87.29%	610
Total:	2,239	$377,437,703.65	100.00%	8.527%	413	85.58%	608
___________
(1) As of the Statistical Calculation Date, the weighted average original term to maturity of the Loans was approximately 415 months.

Remaining Terms to Maturity — Aggregate Mortgage Loans (1)

Remaining Term to Maturity (Months)	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score
61 - 120	4	$260,780.32	0.07%	8.994%	119	63.08%	642
121 - 180	35	$2,770,971.87	0.73%	8.901%	179	71.38%	598
181 - 240	24	$2,825,587.88	0.75%	8.058%	239	74.08%	609
241 - 300	3	$270,290.53	0.07%	7.859%	298	80.23%	668
301 - 360	1,314	$191,717,051.64	50.79%	8.641%	359	84.38%	606
361+	859	$179,593,021.41	47.58%	8.407%	479	87.29%	610
Total:	2,239	$377,437,703.65	100.00%	8.527%	413	85.58%	608
___________
(1) As of the Statistical Calculation Date, the weighted average remaining term to maturity of the Loans was approximately 413 months.

Rate Type — Aggregate Mortgage Loans

Rate Type	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score
Fixed Rate	802	$112,491,184.93	29.80%	8.506%	390	82.54%	612
Adjustable Rate	1,437	$264,946,518.72	70.20%	8.536%	424	86.87%	606
Total:	2,239	$377,437,703.65	100.00%	8.527%	413	85.58%	608

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2006-D	Page 23
Preliminary Marketing Materials	September 12, 2006

Product Type — Aggregate Mortgage Loans

Product Type	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score
Balloon 15 Year	5	$688,529.99	0.18%	9.151%	179	76.66%	610
Fixed 40/30 Balloon	26	$4,527,483.34	1.20%	8.008%	359	86.47%	593
Fixed - 10 Year	4	$260,780.32	0.07%	8.994%	119	63.08%	642
Fixed - 15 Year	30	$2,082,441.88	0.55%	8.818%	179	69.63%	595
Fixed - 20 Year	24	$2,825,587.88	0.75%	8.058%	239	74.08%	609
Fixed - 25 Year	3	$270,290.53	0.07%	7.859%	298	80.23%	668
Fixed - 27 Year	3	$231,408.57	0.06%	9.055%	323	79.87%	608
Fixed - 30 Year	497	$64,947,257.64	17.21%	8.589%	359	82.53%	612
Fixed - 30 Year IO	1	$127,200.00	0.03%	7.380%	358	80.00%	633
Fixed - 40 Year	209	$36,530,204.78	9.68%	8.426%	479	83.76%	614
2/28 6 Mo LIBOR	653	$96,614,477.44	25.60%	8.857%	359	85.19%	600
2/28 6 Mo LIBOR IO	10	$2,167,963.59	0.57%	7.707%	359	78.44%	649
2/28 6 Mo LIBOR 40/30 Balloon	63	$10,750,130.53	2.85%	8.116%	359	87.43%	594
2/38 6 Mo LIBOR	473	$98,426,413.88	26.08%	8.579%	479	87.93%	606
3/37 6 Mo LIBOR	1	$119,920.19	0.03%	8.900%	477	27.91%	555
5/25 6 Mo LIBOR	29	$4,958,121.15	1.31%	8.767%	359	89.35%	622
5/25 6 Mo LIBOR IO	1	$350,000.00	0.09%	7.980%	359	93.33%	686
5/25 6 Mo LIBOR 40/30 Balloon	31	$7,043,009.38	1.87%	7.603%	359	82.51%	616
5/35 6 Mo LIBOR	176	$44,516,482.56	11.79%	8.010%	479	88.95%	618
Total:	2,239	$377,437,703.65	100.00%	8.527%	413	85.58%	608

Amortization Type — Aggregate Mortgage Loans

Amortization Type	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score
Not Interest Only	2,227	$374,792,540.06	99.30%	8.532%	414	85.61%	608
Interest Only	12	$2,645,163.59	0.70%	7.727%	359	80.48%	653
Total:	2,239	$377,437,703.65	100.00%	8.527%	413	85.58%	608

Interest Only Terms — Aggregate Mortgage Loans

Interest Only Term (Months)	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score
N/A	2,227	$374,792,540.06	99.30%	8.532%	414	85.61%	608
60	12	$2,645,163.59	0.70%	7.727%	359	80.48%	653
Total:	2,239	$377,437,703.65	100.00%	8.527%	413	85.58%	608

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2006-D	Page 24
Preliminary Marketing Materials	September 12, 2006

Prepayment Penalty Original Term — Aggregate Mortgage Loans

Prepayment Penalty Original Term (Months)	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score
Prepay Penalty: N/A	967	$158,105,558.54	41.89%	8.715%	409	85.31%	609
Prepay Penalty: 12 months	47	$14,303,594.00	3.79%	7.991%	429	83.45%	625
Prepay Penalty: 24 months	662	$114,609,249.61	30.37%	8.505%	426	87.21%	602
Prepay Penalty: 30 months	12	$2,827,875.06	0.75%	8.697%	443	84.98%	605
Prepay Penalty: 36 months	551	$87,591,426.44	23.21%	8.297%	401	84.29%	611
Total:	2,239	$377,437,703.65	100.00%	8.527%	413	85.58%	608

Lien Position — Aggregate Mortgage Loans

Lien Position	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score
First Lien	2,239	$377,437,703.65	100.00%	8.527%	413	85.58%	608
Total:	2,239	$377,437,703.65	100.00%	8.527%	413	85.58%	608

Documentation Type — Aggregate Mortgage Loans

Documentation Type	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score
Full Doc	1,654	$257,897,061.35	68.33%	8.403%	412	85.29%	600
SI	322	$62,565,916.78	16.58%	8.966%	410	84.93%	635
AIV	250	$55,260,621.79	14.64%	8.618%	424	87.96%	614
Lite Doc	13	$1,714,103.73	0.45%	8.226%	402	75.02%	603
Total:	2,239	$377,437,703.65	100.00%	8.527%	413	85.58%	608

Loan Purpose — Aggregate Mortgage Loans

Loan Purpose	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score
Cash Out Refinance	1,627	$282,807,729.83	74.93%	8.471%	415	84.55%	601
Purchase	333	$54,132,010.82	14.34%	8.930%	408	90.81%	641
Rate/Term Refinance	279	$40,497,963.00	10.73%	8.376%	411	85.74%	610
Total:	2,239	$377,437,703.65	100.00%	8.527%	413	85.58%	608

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2006-D	Page 25
Preliminary Marketing Materials	September 12, 2006

Property Type — Aggregate Mortgage Loans

Property Type	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score
Single Family	2,028	$338,702,569.37	89.74%	8.525%	414	85.77%	606
Duplex	57	$13,041,872.53	3.46%	8.592%	433	86.01%	626
Condominium	75	$12,701,471.38	3.37%	8.520%	392	83.90%	642
Townhouse	30	$5,125,416.91	1.36%	8.155%	415	82.93%	589
Triplex	11	$2,945,806.50	0.78%	8.770%	420	77.67%	641
Row Home	29	$2,812,674.34	0.75%	8.985%	377	83.70%	609
Quadruplex	9	$2,107,892.62	0.56%	8.427%	421	82.86%	682
Total:	2,239	$377,437,703.65	100.00%	8.527%	413	85.58%	608

Occupancy Type — Aggregate Mortgage Loans (1)

Occupancy Type	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score
Primary	2,049	$347,046,361.14	91.95%	8.497%	414	85.66%	603
Investor Non-owner	130	$18,063,996.81	4.79%	9.071%	399	83.75%	660
Second Home	60	$12,327,345.70	3.27%	8.555%	410	85.83%	661
Total:	2,239	$377,437,703.65	100.00%	8.527%	413	85.58%	608
___________
(1)  Based on representations of the related borrowers at the time of origination.

Credit Grades — Aggregate Mortgage Loans (1)

Credit Grade	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score
A	1,280	$236,559,308.02	62.68%	8.398%	417	87.99%	638
B	274	$42,097,117.05	11.15%	8.518%	411	82.56%	582
C	685	$98,781,278.58	26.17%	8.840%	406	81.10%	546
Total:	2,239	$377,437,703.65	100.00%	8.527%	413	85.58%	608

_____________
(1)  See “Specific Underwriting Criteria; Underwriting Programs” in the prospectus for a description of the Sellers’ underwriting programs.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2006-D	Page 26
Preliminary Marketing Materials	September 12, 2006

Geographic Location of Mortgaged Properties — Aggregate Mortgage Loans (1)

Geographic Location	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score
North Carolina	236	$36,059,436.06	9.55%	8.805%	426	88.51%	606
New Jersey	120	$31,824,060.58	8.43%	8.782%	428	84.89%	628
Florida	162	$31,085,865.40	8.24%	8.315%	418	83.05%	604
Pennsylvania	242	$28,940,882.52	7.67%	8.619%	380	84.31%	602
California	62	$22,762,307.91	6.03%	7.898%	426	84.18%	612
Maryland	79	$19,328,335.74	5.12%	8.176%	417	85.59%	601
New York	43	$15,258,257.13	4.04%	8.192%	431	83.13%	619
Georgia	94	$14,769,288.01	3.91%	8.733%	407	89.22%	621
Michigan	109	$14,544,710.92	3.85%	8.946%	422	88.43%	609
Virginia	67	$14,178,638.66	3.76%	8.435%	427	83.46%	597
Ohio	102	$13,701,186.78	3.63%	8.784%	413	88.18%	603
South Carolina	93	$13,292,746.25	3.52%	8.659%	393	84.08%	599
Missouri	93	$10,664,923.40	2.83%	8.559%	403	87.48%	602
Wisconsin	72	$10,483,505.73	2.78%	8.776%	418	85.55%	591
Massachusetts	36	$9,921,017.80	2.63%	8.432%	437	83.54%	611
Illinois	57	$9,919,347.09	2.63%	8.385%	399	84.38%	621
Connecticut	34	$7,458,784.10	1.98%	8.586%	431	85.45%	597
Iowa	73	$7,031,156.72	1.86%	8.854%	386	87.21%	601
Indiana	62	$6,758,070.24	1.79%	8.607%	400	88.28%	589
Arizona	37	$6,322,229.39	1.68%	8.045%	388	84.46%	607
New Mexico	36	$5,428,419.24	1.44%	8.071%	383	86.75%	622
Minnesota	25	$4,860,842.33	1.29%	8.595%	437	85.26%	606
Delaware	28	$4,450,418.47	1.18%	8.007%	425	81.17%	605
Nebraska	46	$4,400,796.35	1.17%	8.938%	363	87.45%	603
Tennessee	33	$4,288,221.60	1.14%	8.602%	395	90.32%	607
Rhode Island	16	$3,916,137.54	1.04%	8.259%	439	83.75%	601
Kansas	33	$3,591,871.37	0.95%	8.738%	400	88.49%	596
New Hampshire	14	$3,174,475.06	0.84%	8.463%	454	87.51%	612
South Dakota	29	$2,743,795.31	0.73%	8.831%	391	86.35%	609
Texas	15	$2,075,862.29	0.55%	9.146%	359	89.98%	610
Oregon	10	$1,930,353.56	0.51%	8.007%	428	85.31%	630
Washington	11	$1,815,874.60	0.48%	9.049%	411	81.81%	611
Colorado	11	$1,814,564.97	0.48%	8.467%	461	89.57%	633
Nevada	8	$1,718,990.72	0.46%	7.689%	370	74.61%	601
Idaho	9	$1,540,456.18	0.41%	8.055%	385	82.50%	596
Kentucky	9	$1,078,473.43	0.29%	8.464%	382	90.25%	663
Maine	7	$1,044,947.73	0.28%	8.651%	405	82.53%	591
North Dakota	6	$809,061.08	0.21%	8.524%	413	84.62%	626
Oklahoma	7	$687,947.06	0.18%	9.423%	379	89.11%	609
Vermont	4	$615,401.96	0.16%	9.270%	358	83.87%	582
Utah	2	$550,657.27	0.15%	7.850%	454	83.77%	617
Montana	4	$287,805.44	0.08%	8.709%	376	78.96%	610
Alabama	2	$182,857.16	0.05%	9.427%	358	87.05%	562
Wyoming	1	$124,722.50	0.03%	8.380%	359	80.00%	582
Total:	2,239	$377,437,703.65	100.00%	8.527%	413	85.58%	608
_____________
(1)  No more than approximately 0.48% of the Loans by principal balance are secured by mortgaged properties located in any one postal zip code area.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2006-D	Page 27
Preliminary Marketing Materials	September 12, 2006

Gross Margins — Adjustable Rate Mortgage Loans (1)

Gross Margin (%)	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score
2.500 - 2.999	1	$296,608.55	0.11%	7.500%	356	85.00%	568
5.500 - 5.999	4	$402,103.30	0.15%	8.586%	411	55.32%	567
6.000 - 6.499	1	$122,264.38	0.05%	8.950%	358	80.00%	542
6.500 - 6.999	1,431	$264,125,542.49	99.69%	8.537%	424	86.92%	606
Total:	1,437	$264,946,518.72	100.00%	8.536%	424	86.87%	606
___________
(1)  The information listed is applicable only with respect to the Adjustable Rate Loans. As of the Statistical Calculation Date, the weighted average gross margin of the Adjustable Rate Loans was approximately 6.494%.

Minimum Mortgage Rate —Adjustable Rate Mortgage Loans (1)

Minimum Mortgage Rate (%)	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score
2.500 - 2.999	1	$296,608.55	0.11%	7.500%	356	85.00%	568
5.500 - 5.999	1	$149,870.99	0.06%	5.880%	358	75.00%	701
6.000 - 6.499	4	$1,268,692.03	0.48%	6.376%	402	82.89%	650
6.500 - 6.999	34	$7,963,986.04	3.01%	6.813%	412	78.80%	616
7.000 - 7.499	88	$19,129,757.27	7.22%	7.275%	443	81.54%	619
7.500 - 7.999	222	$46,121,009.62	17.41%	7.786%	431	82.98%	607
8.000 - 8.499	256	$47,594,117.73	17.96%	8.281%	434	88.44%	610
8.500 - 8.999	387	$73,277,756.70	27.66%	8.782%	425	88.52%	599
9.000 - 9.499	216	$36,306,056.01	13.70%	9.235%	419	89.47%	611
9.500 - 9.999	157	$24,751,224.78	9.34%	9.729%	398	88.82%	598
10.000 - 10.499	43	$5,159,172.18	1.95%	10.161%	376	85.02%	589
10.500 - 10.999	23	$2,610,441.06	0.99%	10.703%	381	94.94%	645
11.000 - 11.499	4	$251,244.80	0.09%	11.191%	358	92.39%	606
12.000 - 12.499	1	$66,580.96	0.03%	12.005%	359	88.92%	528
Total:	1,437	$264,946,518.72	100.00%	8.536%	424	86.87%	606
___________
(1)  The information listed is applicable only with respect to the Adjustable Rate Loans. As of the Statistical Calculation Date, the weighted average minimum mortgage rate of the Adjustable Rate Loans was approximately 8.530%.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2006-D	Page 28
Preliminary Marketing Materials	September 12, 2006

Maximum Mortgage Rate —Adjustable Rate Mortgage Loans (1)

Maximum Mortgage Rate (%)	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score
10.500 - 10.999	1	$409,744.54	0.15%	9.120%	477	100.00%	652
11.500 - 11.999	1	$149,870.99	0.06%	5.880%	358	75.00%	701
12.000 - 12.499	4	$1,268,692.03	0.48%	6.376%	402	82.89%	650
12.500 - 12.999	32	$7,752,598.71	2.93%	6.792%	414	78.68%	618
13.000 - 13.499	87	$18,923,074.82	7.14%	7.275%	444	81.51%	619
13.500 - 13.999	225	$46,776,544.14	17.66%	7.779%	430	83.01%	607
14.000 - 14.499	263	$49,364,551.40	18.63%	8.308%	432	88.43%	611
14.500 - 14.999	384	$72,628,066.64	27.41%	8.783%	426	88.61%	599
15.000 - 15.499	212	$34,835,543.23	13.15%	9.238%	418	89.21%	608
15.500 - 15.999	158	$24,810,368.59	9.36%	9.729%	398	88.80%	598
16.000 - 16.499	42	$5,099,196.81	1.92%	10.159%	376	85.08%	589
16.500 - 16.999	23	$2,610,441.06	0.99%	10.703%	381	94.94%	645
17.000 - 17.499	4	$251,244.80	0.09%	11.191%	358	92.39%	606
18.000 - 18.499	1	$66,580.96	0.03%	12.005%	359	88.92%	528
Total:	1,437	$264,946,518.72	100.00%	8.536%	424	86.87%	606
___________
(1) The information listed is applicable only with respect to the Adjustable Rate Loans. As of the Statistical Calculation Date, the weighted average maximum mortgage rate of the Adjustable Rate Loans was approximately 14.524%.

Initial Rate Caps —Adjustable Rate Mortgage Loans (1)

Initial Rate Cap (%)	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score
2.000	1	$159,784.58	0.06%	8.000%	358	53.33%	544
3.000	1,436	$264,786,734.14	99.94%	8.536%	424	86.89%	606
Total:	1,437	$264,946,518.72	100.00%	8.536%	424	86.87%	606
___________
(1) The information listed is applicable only with respect to the Adjustable Rate Loans. As of the Statistical Calculation Date, the weighted average initial rate cap of the Adjustable Rate Loans was approximately 2.999%.

Periodic Rate Caps —Adjustable Rate Mortgage Loans (1)

Periodic Rate Cap (%)	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score
1.000	4	$1,012,691.86	0.38%	8.003%	424	75.40%	613
1.500	1,433	$263,933,826.86	99.62%	8.538%	424	86.91%	606
Total:	1,437	$264,946,518.72	100.00%	8.536%	424	86.87%	606
___________
(1) The information listed is applicable only with respect to the Adjustable Rate Loans. As of the Statistical Calculation Date, the weighted average periodic rate cap of the Adjustable Rate Loans was approximately 1.498%.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

Popular ABS Mortgage Pass-Through Trust, Series 2006-D	Page 29
Preliminary Marketing Materials	September 12, 2006

Delinquency Experience of Pool Assets Since Origination (1)

Days Delinquent	Number of Loans	Aggregate Principal Balance	Percent of Aggregate Principal Balance
30 Day
0 time	2,232	$376,341,981.86	99.71%
1 time	7	1,095,721.79	0.29%
Total	2,239	$377,437,703.65	100.00%
_____________
(1)  No Loan has been more than 60 days contractually delinquent in payment (assuming 30 day months) since origination. Delinquency percentages are calculated based on the number of days payments are contractually past due and assumes 30-day months. Consequently, a payment due on the first day of a month is not 30 days delinquent until the first day of the following month. The information presented in this table has been calculated as of the close of business on August 31, 2006.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.